Exhibit 10.1

First Amendment to the Anixter International Inc.

2006 Stock Incentive Plan

WHEREAS, Anixter International Inc., a Delaware Corporation (the “Company”), established the Anixter Intentional Inc. 2006 Stock Incentive Plan (the “Plan”) effective as of May 18, 2006 (the date of the 2006 shareholders’ meeting).
WHEREAS, the Company desires to amend the Plan to provide that any and all outstanding awards granted under the Plan shall immediately and fully vest and become exercisable upon a change in control (as defined below).
WHEREAS, the Company desires that such amendment apply to awards previously granted under the Plan as well as awards which may be granted under the Plan in the future.
NOW, THEREFORE, effective September 4, 2014, the Plan shall be amended with respect to any and all awards that are outstanding as of the date hereof, and any and all awards granted after such date, as follows:
FIRST: the following language shall be inserted after paragraph 5(d):
“6. CHANGE IN CONTROL. Upon a Change in Control (as defined below), any and all awards granted under the Plan that are outstanding as of the date immediately prior to the date of the Change in Control shall become immediately and fully vested and exercisable. For purposes of the Plan, Change in Control means the following:

(a) Any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(b) Individuals who, as of the date the Committee approved the First Amendment to the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date the Committee approved the First Amendment to the Plan whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

(c) Any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) assets from the Company that have a total “Gross Fair Market Value” (which term, as used herein means the value of assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets) equal to or more than 51% of the total Gross Fair Market Value of all of the Company immediately before such acquisition or acquisitions; or

(d) There is consummated a reorganization, merger or consolidation or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), that results in the Outstanding Voting Securities immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such Business Combination.”

SECOND: Paragraphs 6 – 8 shall be renumbered accordingly and become paragraphs 7-9.